                                                                    Exhibit 99.1

                      CONXION CORPORATION AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                                                   PAGE

Independent Auditors' Report                                                                            1
Consolidated Balance Sheets as of December 31, 2002 and March 31, 2003 (unaudited)                      2
Consolidated Statements of Operations for the year ended December 31, 2002 and for the three
   months ended March 31, 2003 and 2002 (unaudited)                                                     3
Consolidated Statements of Shareholders' Deficit and Comprehensive Income (Loss) for the
   year ended December 31, 2002 and for the three months ended March 31, 2003 (unaudited)               4
Consolidated Statements of Cash Flows for the year ended December 31, 2002 and for the three
   months ended March 31, 2003 and 2002 (unaudited)                                                     5
Notes to Consolidated Financial Statements                                                         6 - 17

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
NaviSite, Inc.

We have audited the accompanying consolidated balance sheet of Conxion Corporation and subsidiaries (the Company) as of December 31, 2002, and the related consolidated statements of operations, shareholders' deficit and comprehensive income (loss), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conxion Corporation and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

On April 2, 2003, the Company was acquired by NaviSite, Inc. for $1.925 million in cash (see note 1(a)). These consolidated financial statements do not reflect the impact of this transaction.

/s/ KPMG LLP

May 30, 2003

                      CONXION CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets

                      March 31, 2003 and December 31, 2002


                                 ASSETS                                        2003                2002
                                                                           ------------        ------------
                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents                                               $  6,193,218           11,901,942
  Accounts receivable, less allowance for doubtful accounts
    of $246,884 as of March 31, 2003 and $297,236 as of
    December 31, 2002                                                        1,333,368            1,311,942
  Prepaid expenses and other current assets                                  1,048,134            1,297,605
                                                                          ------------           ----------
             Total current assets                                            8,574,720           14,511,489
Property and equipment, net                                                  2,716,090            4,194,979
Other assets                                                                    14,680               14,680
                                                                          ------------         ------------
                                                                          $ 11,305,490           18,721,148
                                                                          ============         ============

                  LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                        $  2,051,673            2,000,846
  Accrued expenses                                                           2,731,519            2,685,583
  Restructuring accrual                                                           --              7,403,026
  Deferred revenue                                                             245,110              276,892
                                                                          ------------           ----------
             Total current liabilities                                       5,028,302           12,366,347
                                                                          ------------           ----------
Series A redeemable convertible preferred stock; $0.0001 par value
  Authorized 29,382,718 shares; issued and outstanding 10,370,372 shares as of March 31, 2003 and December 31, 2002. Aggregate
  liquidation preference of $84,000,000                                     83,858,152           83,851,152
Series A preferred stock purchase warrants                                     686,993              686,993
Shareholders' deficit:
  Common stock, $0.0001 par value. Authorized 500,000,000
    shares; issued and outstanding 105,849,465 shares as of
    March 31, 2003 and December 31, 2002                                        10,584               10,584
  Additional paid-in capital                                                 3,299,566            3,299,566
  Accumulated other comprehensive income                                        35,072               58,299
  Accumulated deficit                                                      (81,613,179)         (81,551,793)
                                                                          ------------           ----------
             Total shareholders' deficit                                   (78,267,957)         (78,183,344)
                                                                          ------------           ----------
                                                                          $ 11,305,490           18,721,148
                                                                          ============           ==========

See accompanying notes to consolidated financial statements.

                      CONXION CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations

Three Months ended March 31, 2003 and 2002 and the Year ended December 31, 2002


                                                                                     YEAR
                                              THREE MONTHS ENDED MARCH 31,          ENDED
                                             ------------------------------       DECEMBER 31
                                                 2003              2002              2002
                                             ------------      ------------      ------------
                                                       (UNAUDITED)
Service revenue                              $  4,155,182         5,105,095        19,572,551
Cost of service revenue                         6,806,733         8,051,161        28,686,145
                                             ------------      ------------      ------------
             Gross loss                        (2,651,551)       (2,946,066)       (9,113,594)
                                             ------------      ------------      ------------
Operating expenses:
  Marketing and sales                           1,458,081         1,129,414         5,260,954
  General and administrative                      685,253           776,174         2,902,945
  Restructuring and asset impairment           (4,742,347)            3,767           469,531
                                             ------------      ------------      ------------
             Total operating (income)
              expenses                         (2,599,013)        1,909,355         8,633,430
                                             ------------      ------------      ------------
             Operating loss                       (52,538)       (4,855,421)      (17,747,024)
Other income (expense), net                        (8,848)           48,108             8,309
                                             ------------      ------------      ------------
             Loss before income taxes             (61,386)       (4,807,313)      (17,738,715)
Income tax expense (benefit)                         --                --             (87,348)
                                             ------------      ------------      ------------
             Net loss                        $    (61,386)       (4,807,313)      (17,651,367)
                                             ============        ==========       ===========


See accompanying notes to consolidated financial statements.

                      CONXION CORPORATION AND SUBSIDIARIES

Consolidated Statements of Shareholders' Deficit and Comprehensive Income (Loss)

     Three Months ended March 31, 2003 and the Year ended December 31, 2002

                                                                                 ACCUMULATED
                                           COMMON STOCK           ADDITIONAL        OTHER                           TOTAL
                                     ------------------------      PAID-IN      COMPREHENSIVE   ACCUMULATED     SHAREHOLDERS'
                                        SHARES        AMOUNT       CAPITAL      INCOME (LOSS)     DEFICIT          DEFICIT
                                     -----------     --------     ----------    -------------   -----------     -------------

Balances as of December 31, 2001     105,844,465     $ 10,584      3,296,616      (103,193)     (63,900,426)     (60,696,419)
Exercise of stock options                  5,000         --            2,950          --               --              2,950
Comprehensive loss:
  Translation adjustment                    --           --             --         161,492             --            161,492

  Net loss                                  --           --             --            --        (17,651,367)     (17,651,367)
                                                                                                                 -----------
            Total comprehensive
               loss                                                                                              (17,486,925)
                                     -----------     --------     ----------      --------      -----------      -----------
Balances as of December 31, 2002     105,849,465       10,584      3,299,566        58,299      (81,551,793)     (78,183,344)
Comprehensive loss:
  Translation adjustment                    --           --             --         (23,227)            --            (23,227)
  Net loss                                  --           --             --            --            (61,386)         (61,386)
                                                                                                                 -----------
            Total comprehensive
               loss                                                                                              (17,571,538)
                                     -----------     --------     ----------      --------      -----------      -----------
Balances as of March 31, 2003
    (unaudited)                      105,849,465     $ 10,584      3,299,566        35,072      (81,613,179)     (78,267,957)
                                     ===========     ========     ==========      ========      ===========      ===========



See accompanying notes to consolidated financial statements.

                      CONXION CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

Three Months ended March 31, 2003 and 2002 and the Year ended December 31, 2002

                                                                                            YEAR
                                                       THREE MONTHS ENDED MARCH 31,        ENDED
                                                      -----------------------------     DECEMBER 31
                                                          2003             2002             2002
                                                      ------------     ------------     ------------
                                                                (UNAUDITED)
Cash flows from operating activities:
  Net loss                                            $    (61,386)      (4,807,314)     (17,651,367)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                      1,677,529        1,684,219        8,309,847
      Realized loss on long-term investment                   --               --            150,008
      Restructuring and asset impairment                (4,742,347)            --            469,531
      Changes in operating assets and liabilities:
        Accounts receivable                                (21,426)        (255,001)         858,022
        Prepaid expenses and other current
          assets                                           249,471          222,669          (52,260)
        Other assets                                          --             25,447           56,081
        Accounts payable                                    50,827       (1,994,738)      (1,503,410)
        Accrued expenses                                (2,614,743)          38,297         (921,168)
        Deferred revenue                                   (31,782)        (326,268)      (1,081,084)
                                                      ------------     ------------     ------------
             Net cash used in operating activities      (5,493,857)      (5,412,689)     (11,365,800)
                                                      ------------     ------------     ------------
Cash flows from investing activities:
  (Purchases) disposals of property and equipment         (191,640)         115,520       (1,333,763)
                                                      ------------     ------------     ------------
             Net cash (used in) provided by
               investing activities                       (191,640)         115,520       (1,333,763)
                                                      ------------     ------------     ------------
Cash flows from financing activities:
  Proceeds from exercise of stock options                     --               --              2,950
                                                      ------------     ------------     ------------
             Net cash provided by financing
               activities                                     --               --              2,950
                                                      ------------     ------------     ------------
Effect of exchange rate changes                            (23,227)          35,442          161,492
                                                      ------------     ------------     ------------
             Net decrease in cash and cash
               equivalents                              (5,708,724)      (5,261,727)     (12,535,121)
Cash and cash equivalents at beginning of year          11,901,942       24,437,063       24,437,063
                                                      ------------     ------------     ------------
Cash and cash equivalents at end of year              $  6,193,218       19,175,336       11,901,942
                                                      ============     ============     ============

See accompanying notes to consolidated financial statements.

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                              March 31, 2003 and December 31, 2002

(1)   SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

      (A)   THE COMPANY

            Conxion Corporation (the Company or Conxion) was incorporated in California in March 1995 and provides integrated Internet infrastructure services. The Company supplies "fully managed" hosting of its customers' Websites and servers in data centers owned and operated by the Company. The Company has its own Tier-1 network connecting its data centers with each other and with the public and private networks that make up the Internet.

            In August 2000, the Company expanded its operations into Europe through the acquisition of SpeedPort B.V. (SpeedPort) which is a wholly owned subsidiary of Amstel Alpha B.V., also purchased by the Company. Until October 2001, SpeedPort was headquartered in the Netherlands and also had offices in the United Kingdom, Belgium, and France. In October 2001, the Company established a subsidiary in the United Kingdom (Conxion Europe Ltd.) and consolidated its European operations into this new subsidiary.

            On April 2, 2003, the Company was acquired by NaviSite, Inc. (NaviSite) for $1.925 million in cash. These consolidated financial statements do not reflect the impact of this transaction.

      (B)   PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany balances and transactions.

      (C)   USE OF ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (D)   CASH AND CASH EQUIVALENTS

            Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. As of December 31, 2002, cash equivalents consisted principally of investments in money market funds, auction rate securities, and commercial paper. As of December 31, 2002, the Company had outstanding letters of credit aggregating approximately $2,160,000. The contract amount of the letters of credit is a reasonable estimate of their value as the value for cash is fixed over the life of the commitment.

      (E)   PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives, which are generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets.



                                     F-6                             (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

      (F)   FINANCIAL INSTRUMENTS AND CREDIT RISK

            The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximates fair value. Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable.

            The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable. When required, the Company maintains allowances for credit losses, and to date, such losses have been within management's expectations.

            The following table summarizes the number of customers that individually comprised greater than 10% of service revenue or accounts receivable as of and for the year ended December 31, 2002:

                                              SERVICE          ACCOUNTS
                                              REVENUES         RECEIVABLE
                                              --------         ----------
Customer A                                      15%                *
Customer B                                      12%               15%
Customer C                                      14%               12%
Customer D                                       *                11%

            * Represents less than 10%

            The Company currently buys its fiber from three main suppliers. Management believes there are several other telecommunication suppliers that could provide similar circuits on comparable terms. The Company has also entered into transit arrangements with certain suppliers, which provides a level of redundancy available in the event of problems with its fiber purchases. However, an unscheduled change in suppliers could result in an interruption in networking services and a possible loss of revenue which would affect operating results adversely.

      (G)   IMPAIRMENT OF LONG-LIVED ASSETS

            The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to dispose.

      (H)   REVENUE RECOGNITION

            The Company's revenues consist of fees for (i) managed Web hosting services; (ii) network services; and (iii) technical consulting services. Managed Web hosting services include the use of equipment and software provided by the Company, as well as Internet bandwidth usage. The Company recognizes revenue when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery of the services has occurred; the fee is fixed or determinable; and collectibility is


                                     F-7                             (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            reasonably assured. If collectibility is not considered reasonably assured, revenue is recognized when the fee is collected. Web hosting (excluding Internet bandwidth usage) and network services are billed in advance, monthly, quarterly, or yearly, and are recognized ratably over the term of the contract. Revenues from Internet bandwidth usage and technical consulting services are recognized when services are rendered. Advance payments received from customers in connection with managed Web hosting and network services are recorded as deferred revenue.

      (I)   STOCK-BASED COMPENSATION

            The Company accounts for its employee stock-based compensation plans in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and Financial Accounting Standards Board (FASB) Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB Opinion No. 25. Accordingly, no compensation cost is recognized for any of the Company's fixed stock options granted to employees when the exercise price of each option equals or exceeds the fair value of the underlying common stock as of the grant date for each stock option.

            The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

      (J)   INCOME TAXES

            The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are provided to reflect the net tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for tax purposes and of net operating loss and tax credit carryforwards.

            Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (K)   FOREIGN CURRENCY TRANSLATION

            The functional currency of Amstel Alpha and its subsidiary, SpeedPort B.V., is the Euro. The functional currency of Conxion Europe Ltd. is the British pound. The translation into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the consolidated balance sheet date and for revenue and expense accounts using the average exchange rate during the period. Translation gains or losses are included in accumulated other comprehensive loss within shareholders' deficit and comprehensive income (loss).

      (L)   UNAUDITED INTERIM FINANCIAL INFORMATION

            The consolidated financial statements and notes thereto as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 and related notes are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair


                                     F-8                             (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            presentation of the financial statements for the interim period have been included. Results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for a full fiscal year or any future period.

      (M)   IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

            In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company adopted SFAS No. 141 upon issuance and adopted SFAS No. 142 on January 1, 2002. The adoption of SFAS No. 141 and SFAS 142 did not affect the Company's consolidated financial statements.

            In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. However, it retains the requirement in APB Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. The adoption of SFAS No. 144 did not materially affect the Company's consolidated financial statements.

            In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on the Company's consolidated financial statements.


                                     F-9                             (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefit and Other Costs to Exit an Activity. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 is not expected to have a material effect on the Company's consolidated financial statements.

            In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have a material impact on the Company's financial position or results of operations.

            In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes of these consolidated financial statements.

            Had compensation costs been determined based upon the fair value of the grants for the aforementioned awards consistent with the methodology presented under SFAS No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net loss for the year ended December 31, 2002 would have been $(18,318,976).

            In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For nonpublic enterprises, such as the Company, with a variable interest in a variable interest entity created before February 1, 2003, the Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Company's financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective.

            In May 2003, the FASB issued SFAS 150, "Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity" which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer's equity shares or variations inversely related to changes in the fair value of the issuer's equity shares. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material impact on the Company's financial position or results of operations.


      (2)   RESTRUCTURING AND ASSET IMPAIRMENT CHARGES

            During 2001, the Company incurred certain charges associated with the restructurings of its U.S. and European operations. The restructuring charges included employee termination and severance charges, office closure costs, lease termination charges, and other restructuring-related charges. The lease


                                     F-10                            (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            termination costs were net of estimated sublease income and any assets and liabilities related to the excess facilities (e.g., deferred and prepaid rent).

            During 2002, the Company revised its estimates related to lease termination costs based on the actual sublease of one of the properties. As a result, the Company increased the accrued restructuring liability by approximately $285,000.

            In December 2002, the Company involuntarily terminated nine employees, resulting in a restructuring charge of approximately $114,000.

            A summary of the charges related to the Company's restructuring plans as of December 31, 2002 follows:

                               BALANCE                                 BALANCE
                                AS OF                                   AS OF
                             DECEMBER 31,     CASH                   DECEMBER 31,
                                 2001       PAYMENTS   ADJUSTMENTS       2002
                           -------------    --------   -----------   -----------
Lease termination costs    $   7,530,326    (492,557)    284,936      7,322,705
Employee termination costs            --     (33,350)    113,671         80,321
                           -------------    --------     -------      ---------
                           $   7,530,326    (525,907)    398,607      7,403,026
                           =============    ========     =======      =========


            On March 31, 2003, the Company entered into a Lease Termination and Assignment Agreement for certain premises. See note 6.

      (3)   PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following as of December 31, 2002:

Data center, computer, and other
electronic equipment                   $20,032,903
Furniture and fixtures                      98,863
                                       -----------
                                        20,131,766
Less accumulated depreciation and
amortization                            15,936,787
                                       -----------
                                       $ 4,194,979
                                       ===========


                                      F-11                           (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

      (4)   REDEEMABLE CONVERTIBLE PREFERRED STOCK

            In March 2000, the Company authorized the issuance of 29,382,718 shares of Series A redeemable convertible preferred stock. On April 28, 2000, 10,370,372 shares of the Series A redeemable convertible preferred stock were sold for cash to investors at $8.10 per share. Proceeds, net of offering costs were $83,795,331. In April 2001, the Company amended the liquidation and repurchase rights of the Series A redeemable convertible preferred stock. The amended rights, preferences, and privileges of the holders of Series A redeemable convertible preferred stock are as follows:

            - The preferred holders are entitled to receive noncumulative dividends of $0.648 per share per annum, when and if declared by the board of directors. No dividends have been declared or paid as of December 31, 2002.

            - Each preferred holder may irrevocably elect to have all, but not less than all, shares of their preferred stock redeemed by the Company at $8.10 per share. The redemption is payable in three equal annual installments, effective upon each of the sixth, seventh, and eighth anniversaries of the issue date (April 28, 2000) of the shares. Since redemption of the redeemable convertible preferred stock is outside the Company's control, the Company has elected to present the redeemable convertible preferred stock outside shareholders' deficit in the accompanying consolidated financial statements.

            - Each share of Series A redeemable convertible preferred stock is convertible, at any time and at the option of the holder, into one share of common stock. Each share of preferred stock shall be automatically converted into one share of common stock upon either (1) the closing of a firm commitment of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, which results in an aggregate offering price to the public of at least $25,000,000; or (2) the affirmative vote or written consent of holders of more than 64% of the then outstanding shares of preferred stock.

            - If the Company issues additional preferred shares for less than $8.10 per share, the Series A conversion price of $8.10 will be adjusted for the dilution effect.

            - Holders of Series A redeemable convertible preferred stock vote equally with holders of common stock on an "as-if-converted" basis.

            WARRANTS

            In September 2000, Conxion entered into a lease agreement for its facilities in Santa Clara. As part of the consideration for the lease, the Company issued a warrant to the landlord to purchase 110,000 shares of Series A preferred stock at $8.10 per share. The warrant, which not been exercised as of December 31, 2002, terminated at the date the Company was acquired by NaviSite. See note 1. The fair value of the warrant was determined to be $686,993 using the Black-Scholes option-pricing model with the following assumptions: no dividends; contractual term of seven years; risk-free interest rate of 6.50%; and expected volatility of 80%.

      (5)   STOCK OPTION PLAN

            The Company has five stock option plans in effect under which future grants may be issued: the 1998 U.S. Stock Option Plan (the 1998 U.S.
            Plan) and four European Stock Option Plans (collectively, the 2000


                                     F-12                            (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            European Plans). In addition, prior to the implementation of these stock option plans, the Company authorized 1,198,250 shares of common stock for issuance as stock options to employees.

            The 1998 U.S. Plan authorizes the Company to grant incentive and nonqualified stock options to purchase up to 20,000,000 shares of the Company's common stock at not less than fair market value per share at the date of grant as determined by the board of directors. Options generally expire 10 years from date of grant. Options generally vest 1/4th after one year from date of hire and 1/16th upon the completion of each consecutive three-month period thereafter, such that 100% of such options is vested four years from the date of hire.

            The 2000 European Plans authorize the Company to grant incentive and nonqualified stock options to purchase up to 5,000,000 shares of the Company's common stock at not less than fair market value per share at the date of grant as determined by the board of directors. Options expire between 5 and 10 years from the date of grant. Options generally vest 1/4th after one year from date of hire and 1/16th upon the completion of each consecutive three-month period thereafter, such that 100% of such options will be vested four years from the date of hire.

            Even though 25,000,000 shares are authorized under the combined option plans, the Company's Articles of Incorporation limit actual issuance to 20,000,000 shares without approval by a majority of the Company's preferred shareholders.

            A summary of the Company's stock option plans, inclusive of options granted outside the plans, is as follows:

                                                                      WEIGHTED
                                         OPTIONS                       AVERAGE
                                         AVAILABLE       OPTIONS      EXERCISE
                                         FOR GRANT     OUTSTANDING      PRICE
                                         ---------     -----------    ---------
Balances, December 31, 2001             10,409,300      7,409,365      $ 3.26
Granted                                                 4,495,000        0.50
Exercised                                                  (5,000)       0.50
Canceled                                               (3,734,413)       1.93
                                        ----------      ---------
Balances, December 31, 2002             10,409,300      8,164,952        1.70
                                        ==========      =========
Options vested as of December 31, 2002                  4,663,390        2.58
                                                        =========


                                     F-13                            (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                              March 31, 2003 and December 31, 2002

            The following table summarizes information about the stock options outstanding as of December 31, 2002:




                           OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
              ----------------------------------------   --------------------------
                             WEIGHTED
                             AVERAGE          WEIGHTED                    WEIGHTED
                             REMAINING        AVERAGE                     AVERAGE
EXERCISE      NUMBER         CONTRACTUAL      EXERCISE     NUMBER          EXERCISE
PRICES        OUTSTANDING    LIFE (YEARS)      PRICE     EXERCISABLE       PRICE
------        -----------    ------------     --------   -----------      ---------
$0.30 - 0.50  4,698,252          9.01           $0.50     1,196,690         $0.50
 1.00 - 1.66    883,952          6.82            1.65       883,952          1.65
 2.50 - 2.50    393,437          7.27            2.50       393,437          2.50
 3.75 - 4.25  2,189,311          7.58            4.06     2,189,311          4.06
              ---------          ----           -----     ---------         -----
              8,164,952          8.31           $1.56     4,663,390         $2.52
              =========          ====           =====     =========         =====

            The weighted average fair value of stock options granted under and outside the Company's stock option plans during 2001 was $0.21 using the Black-Scholes option-pricing model with the following weighted average assumptions: no expected volatility or dividends; expected lives of one or five years, depending on the terms of the grant; and risk-free interest rate of 2.33% or 4.59%, depending on the terms of the grant.

            Had compensation costs been determined based upon the fair value of the grants for the aforementioned awards consistent with the methodology presented under SFAS No. 123, Accounting for Stock-Based Compensation, the Company's pro forma net loss for the year ended December 31, 2002 would have been $(18,318,976).

      (6)   COMMITMENTS

            The Company has various lease commitments that expire at various times through 2009. Operating leases shown below are primarily for facility costs for the Company's corporate headquarters and worldwide sales offices and equipment rental.

                        TOTAL        1 YEAR      1-3 YEARS    4-5 YEARS   THEREAFTER
                        -----        ------      ---------    ---------   ----------
Operating leases    $  9,879,217    3,526,388    4,361,123    1,991,706      --
Other contractual
 obligations          11,952,717    6,539,731    4,964,906      448,080      --
                    ------------   ----------    ---------    ---------    --------
  Total             $ 21,831,934   10,066,119    9,326,029    2,439,786      --
                    ============   ==========    =========    =========    ========

            The Company incurred total operating lease expense, primarily related to certain facilities and equipment under noncancelable operating leases, of approximately $3,817,000 for the year ended December 31, 2002.

            In March 2002, the Company received an interest-free deferral of lease payments for certain of its premises. The deferral amounts to $1,509,604 representing a 12-month period commencing April 1, 2002. The deferral has to be repaid in 36 equal monthly payments commencing October 2004. An irrevocable standby letter of credit in the amount of the deferral was required as collateral for the deferral and was


                                       F-14                          (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      March 31, 2003 and December 31, 2002

            issued by June 30, 2002. The deferral has been reflected in the above future minimum lease payments schedule.

            On March 31, 2003, the Company entered into a Lease Termination and Assignment Agreement for certain premises. In accordance with the terms of the Agreement, the Company paid a one-time breakage fee of $920,000 and transferred certain furniture and fixtures with a carrying value of $20,000 to the lessor as consideration for termination of the related leases. In return, the lessors released a letter of credit totaling $1,500,000. As a result of the above lease termination, the Company reversed the restructuring accrual of $4,742,347 at that date.

      (7)   RELATED PARTIES

            One of the Company's preferred shareholders is also a customer. During 2002, service revenues billed to this customer amounted to approximately $2,366,000.

      (8)   BANK BORROWINGS

            The Company has a one-year $10,000,000 line of credit with a bank. Borrowings under the line accrue interest at the bank's prime rate plus 1.25% and are secured by certain assets of the Company. Certain covenants apply under the line, and as of December 31, 2002, the Company was in compliance with the covenants. There were no amounts outstanding under the line as of December 31, 2002. The amount available under the line was reduced by outstanding letters of credit of $2,160,000 as of December 31, 2002. The Company cancelled the line of credit on February 10, 2003 and the bank discharged its security interest in certain assets of the Company.

      (9)   INCOME TAXES

            Provision (benefit) for income taxes for the year ended December 31, 2002 consisted of the following:

Current:
  Federal                                     $    (87,348)
  State                                                 --
                                               -----------
                Total current tax expense
                  (benefit)                        (87,348)
                                               -----------
Deferred:
  Federal                                               --
  State                                                 --
                                               -----------

                Total deferred tax expense
                  (benefit)                             --
                                               -----------
                Provision (benefit) for
                income taxes                   $   (87,348)
                                               ===========


                                     F-15                            (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES

                         Notes to Consolidated Financial

                 Statements March 31, 2003 and December 31, 2002

Provision (benefit) for income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income (loss) before income taxes as a result of the following:

Federal tax (benefit) at statutory rate     $ (6,209,348)
Permanent differences                             17,000
Net operating losses and temporary
   differences for which no benefit was
   recognized                                  6,105,000
                                            ------------
                                            $    (87,348)
                                            ============

The components of net deferred tax assets as of December 31, 2002 follow:

Deferred tax assets:
   Property and equipment                   $  4,673,000
   Accruals and allowances                       734,000
   Intangible assets                             494,000
   Net operating loss carryforwards              200,000
   Capital loss carryforwards                  4,138,000
   Restructuring accrual                      20,520,000
   Other
                                            ------------
        Total gross deferred tax assets       30,759,000

Less valuation allowance                     (30,759,000)
                                            ------------
                                                      --
Deferred tax liabilities:
   Deferred revenue                                   --
                                            ------------
          Total net deferred tax assets     $         --
                                            ============

The net change in the total valuation allowance for the year ended December 31, 2002 was an increase of $6,079,000. The Company's accounting for deferred taxes under SFAS No. 109 involves the evaluation of a number of factors concerning the realizability of the Company's deferred tax assets. To support the Company's conclusion that a 100% valuation allowance was required, management primarily considered such factors as the Company's history of earnings and losses, the nature of the Company's deferred tax assets, and the absence of sufficient taxable income in prior carryback years. Although management's operating plans assume taxable and operating income in future periods, management's evaluation of all of the available evidence in assessing the realizability of the deferred tax assets indicates that such plans are not considered sufficient to overcome the available negative evidence.

                                     F-16                            (Continued)

                      CONXION CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                      March 31, 2003 and December 31, 2002

As of December 31, 2002, the Company has approximately $54,653,000 of net operating loss carryforwards for federal income tax purposes. The Company also has $19,545,000 of net operating loss carryforwards for California income tax purposes. California law does not provide for a loss carryback. The federal net operating loss carryforwards will expire, if not utilized, in 2022. The California net operating loss carryforwards will expire, if not utilized, from 2012 to 2013. The Company had $508,000 capital loss carryforwards for federal and California income tax purposes as of December 31, 2002. The capital loss carryforwards will expire, if not utilized, in 2005.

The Tax Reform Act of 1986 and the California Conformity Act of 1987 impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. The Company's ability to utilize its net operating loss and tax credit carryforwards may be subject to restrictions pursuant to these provisions.

                                 NaviSite, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  Nine-months ended April 30, 2003 (unaudited).

                                                                                  PRO FORMA     PRO FORMA
                                       NAVISITE     CBTM (A)     CONXION (B)     ADJUSTMENTS     TOTAL
                                       --------     --------     -----------     -----------    ---------
Revenue:
   Revenue                             $ 44,128        2,536          12,241                    $  58,905
                                       --------     --------     -----------     -----------    ---------
      Total revenue                      44,128                       12,241              --       58,905

Cost of revenue                          40,246        1,850          19,057                       61,153
                                       --------     --------     -----------     -----------    ---------

      Gross margin (deficit)              3,882          686          (6,816)             --       (2,248)

Operating expenses:
   Product development                      624           --              --                          624
   Selling and marketing                  3,632          157           4,104                        7,893
   General and administrative            12,949          500           1,677                       15,126
   Restructuring                          6,127           --          (4,135)                       1,992
                                       --------     --------     -----------     -----------    ---------
      Total operating expenses           23,332          657           1,646              --       25,635
                                       --------     --------     -----------     -----------    ---------

      Income (loss) from operations     (19,450)          29          (8,462)             --      (27,883)
Other income (expense):
   Interest income                          630           --              99              --          729
    Interest expense                    (20,073)        (140)             --              --      (20,213)
    Other income (expense), net          (1,096)         (21)           (209)             --       (1,326)
                                       --------     --------     -----------     -----------    ---------
      Loss before income taxes          (39,989)        (132)         (8,572)             --      (48,693)

      Income tax benefit                     --           --             (87)             --          (87)
                                       --------     --------     -----------     -----------    ---------

      Net loss                         $(39,989)        (132)         (8,485)    $        --    $ (48,606)
                                       ========     ========     ===========     ===========    =========

                                 NaviSite, Inc.
   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Nine-Months Ended April 30, 2003


                  (a) Reflects the pre-acquisition results of CBTM for the month of August 2002, the pre-acquisition period for which CBTM results were not consolidated into NaviSite.

The nine-month period ended April 30, 2003 also includes the two-months ended September 30, 2002, which is also included in the pro forma condensed consolidated statement of operations for the year ended July 31, 2002. Summarized operating information about the duplicated months is as follows:

                        Revenues          $5,154
                        Expenses          (5,100)
                                           -----

                                              54

                  (b) Reflects the pre-acquisition results of Conxion for the period from August 1, 2002 through March 31, 2003, the pre-acquisition period for which Conxion results were not consolidated into NaviSite.

                        The eight-months ended March 31, 2003 includes the two-months ended September 30, 2002, which is also included in the pro forma income statement for the year ended December 31, 2002. Summarized operating information about the duplicated months is as follows:

                        Revenues          $3,403
                        Expenses          (6,658)
                                           -----

                                          (3,255)







                                 NaviSite, Inc.
       Unaudited Pro forma Condensed Consolidated Statement of Operations
                      Year ended July 31, 2002 (unaudited).



                                                                                  PRO FORMA     PRO FORMA
                                      NAVISITE      CBTM (A)     CONXION (B)     ADJUSTMENTS      TOTAL
                                      ---------     --------     -----------     -----------    ---------
Revenue:
   Revenue                            $  40,968     $ 40,281          20,467              --    $ 101,716
   Revenue, related parties              18,453           --              --              --       18,453
                                      ---------     --------     -----------     -----------    ---------
      Total revenue                      59,421       40,281          20,467              --      120,169

Cost of revenue
   Cost of revenue                       67,000       24,499          32,758             612(c)   124,869
   Impairment of assets                  68,317           --              --                       68,317
                                      ---------     --------     -----------     -----------    ---------
      Cost of revenue                   135,317       24,499          32,758             612      193,186

      Gross margin deficit              (75,896)      15,782        (12,291)            (612)     (73,017)

Operating expenses:
   Product development                    5,281        1,250              --              --        6,531
   Selling and marketing                  9,703        4,815           4,915              --       19,433
   General and administrative            19,272       13,795           3,456              --       36,523
   Restructuring                         (2,633)      10,689          15,285              --       23,341
                                      ---------     --------     -----------     -----------    ---------

      Total operating expenses           31,623       30,549          23,656              --       85,828

      Loss from operations             (107,519)     (14,767)        (35,947)           (612)    (158,845)
Other income (expense):
   Interest income                        1,060           --             316                        1,376
   Interest expense                     (14,718)      (1,051)             --              --      (15,769)
   Other income (expense), net             (516)        (854)           (316)             --       (1,686)
   Effect of change in accounting
      principle, net of tax                  --      (15,376)             --                      (15,376)
                                      ---------     --------     -----------     -----------    ---------

      Net loss                        $(121,693)     (32,048)        (35,947)    $      (612)   $(190,300)
                                      ---------     --------     -----------     -----------    ---------




                                 NaviSite, Inc.
   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        For the Year Ended July 31, 2002


                  (a) The results of operations of CBTM were derived by adding the nine-months ended September 30, 2002 to CBTM's year ended December 31, 2001, and removing the nine-months ended September 30, 2001.

                  (b) The results of operations of Conxion were derived by adding the nine-months ended September 30, 2002 to Conxion's year ended December 31, 2001, and removing the nine-months ended September 30, 2001

                  (c) Represents four months of amortization of the customer lists not include in the CBTM operations for the twelve-months ended September 30, 2001.